UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/23/2009

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector, N.E.
Suite 2000
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(404) 890-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 23, 2009, the Governance, Compensation and Nominations Committee of the Board of Directors of First Data Holdings Inc., the parent company of First Data Corporation (the "Company"), granted options to purchase shares of common stock of First Data Holdings Inc. to executives of the Company under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates. The following executive officers received options to purchase the number of shares listed opposite their name at an exercise price of $3 per share.

   Named Executive Officer                         Shares Subject to Grant

    Michael Capellas                                           3,000,000

    Edward A. Labry III                                        1,875,000
    Grace Chen Trent                                             412,500
    David Yates                                                          68,750

The options will vest in equal annual installments over the next five years on the anniversary of the grant date, and be subject to the standard terms and conditions for time-vested options for executive officers of the Company as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: September 29, 2009	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary